United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: September 25, 2003

Commission File Number: 000-28767

Anza Innovations, Inc.

Nevada	88-0403070

(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

12510 East Sprague, Spokane, Washington	99216

(Address of principal executive offices)	(Zip Code)
(509) 448-6245
Registrant's telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:     None

Securities registered pursuant to Section 12(g) of the Act: Common Stock

Item 1. Change of Control of Registrant. None.

Item 2. Acquisition or Disposition of Assets. None

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying Accountant. None.

Item 5. Other Events. The sole Officer and Director of Anza Innovations, Inc., Mark S. Zouvas, appointed three new directors to the Board of Directors of the Company, and upon their acceptance resigned his position as Chief executive Officer and Director of the Company. There have been no other material changes to the Company.

The new Directors are David G. Stevenson, George D. Hennessey, and James E. Henderson. Mr. Stevenson will assume the responsibilities of Chief Executive Officer, Mr. Henderson will assume the duties of Secretary/Treasurer and Mr. Hennessey will become Vice-President. The Company then changed its headquarters from 825 Gage Dr., San Diego, CA 92106 to 12510 East Sprague, Suite 2, Spokane, Washington 99216. Their acceptance is listed in Exhibit 1.

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The Company will focus its operations on acquiring mining projects in the United States, and Guyana and China. The new officers and directors of the Company are all experienced in mining operations and have financial and management backgrounds. Their resumes are listed below.

David G. Stevenson, M.B.A. – Chief Executive Officer, Member Board of Directors
David G. Stevenson is an innovative entrepreneur who has dedicated the past 20 years developing and implementing technological solutions to the challenges faced by business leaders in the global marketplace. He has provided front-line strategic counsel to senior executives and IT specialists in an impressive array of Fortune 500 companies to facilitate business process re-engineering, interoperability, work group computing, and systems management.

Uniquely positioned, Mr. Stevenson has helped turn dreams into reality by raising capital, providing organizational structure, offering technical expertise, preparing technical and other contracts and handling general management. It is interesting to note that, with the business world focusing its attention on the East, that Mr. Stevenson spearheaded a team that successfully completed two joint venture contracts between the People’s Republic of China and a Western corporation more than 15 years ago. The relationships forged between Mr. Stevenson, industry, and technology leaders in Asia and North America will play an integral role in Anza Innovations, Inc.’s global expansion plans.

Mr. Stevenson holds a Master of Business Administration (M.B.A.) with a major in Computer and Information Systems Management.

George D. Hennessey, BS, - Vice President Mineral Exploration & Development - Director
Mr. George Hennessey earned his B.S. in Geology at Arizona State University in 1960 and had a post-graduate education at Brigham Young University in the area of Accounting and Business Management. Since 1977, Mr. Hennessey has been a consultant for Major Mining Companies, Private Corporations, Investment Groups and Individuals, relative to mineral exploration, mineral property evaluations, acquisitions, and dispositions. He has an extensive background with the preparation of environmental impact Statements and analysis.

Mr. Hennessey has worldwide expertise in international trade and marketing of natural resource products, precious metals and consumer goods. He has extensive work experience overseas, which has included the Philippines, the People’s Republic of China, Southeast Asia, New Zealand, Australia, Central and South America and Africa.

James E. Henderson, BA, - Secretary / Treasurer - Director
Previously, Mr. Henderson was a Teacher in the Seattle, Washington Public School system and a Fulbright Scholar at Toyama University in Japan. Mr. Henderson has an extensive knowledge of Far East history, customs and language.

He was active in Real Estate ventures in the Seattle area, and has been instrumental in the initial development of our Gold Mine property near Anaconda, Montana. Mr. Henderson is currently active as a travel consultant and marketing Management consultant for River City Trading Company in Spokane, Washington. Mr. Henderson's educational background includes a BA from the University of Washington (Japanese and Chinese History); he also attended the UW Law School and the University of Michigan.

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Item 6. Resignation of Registrant's Directors. None

Item 7. Financial Statements and Exhibits. None

Item 8. Change in Fiscal Year. None

Item 9. Regulation FD Disclosure. None

Item 10. Amendments to the Registrants Code of Ethics, or Waiver of a provision of the Code of Ethics. None

Item 11. Temporary Suspension of Trading under Registrants Employee Benefits Plan. None

Item 12. Results of Operations and Financial Condition. None

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Dated:

Mark S. Zouvas Resigning Officer & Sole Director

David G. Stevenson Chief Executive Officer & Director

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Exhibit 1.

Anza Innovations, Inc.
a Nevada Corporation

MINUTES OF THE BOARD OF DIRECTORS

September 24, 2003

Acceptance of Office

The Board of Directors having determined that the acquisition by this corporation of certain private assets to pursue a viable business in the mining industry, and having resolved that:

1 . Mark S. Zouvas appointed George D. Hennessey, David G. Stevenson and James E. Henderson as additional members to the Board of Directors, to become one of four Directors;

2. Now, Therefore , George D. Hennessey, David G. Stevenson and James E. Henderson hereby accept the appointments and takes office as a Directors and officers of this Corporation, effective this day.

3. Now, Therefore , the newly elected Directors and officers of this Corporation, accept the resignation of Mark S. Zouvas from the Board of Directors and as sole officer of this Corporation effective this day.

______________________/s/_____________________
David G. Stevenson

_____________________/s/______________________
James E. Henderson

____________________/s/_______________________
George D. Hennessey

____________________/s/_______________________
Mark S. Zouvas

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